EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of SKTF ENTERPRISES INC. on Form SB-2/A of our report that included an explanatory paragraph about our concern about the entity's ability to continue as a going concern dated August 24, 2001, appearing in the Prospectus which is part of this Registration Statement.

/s/ Manuel  J.  Ramirez, CPA
____________________________
Manuel  J.  Ramirez, CPA
Irvine,  California
December 12,  2001